As filed with the Securities and Exchange Commission on March 23, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

No. 24 Yong Chang North Road

Beijing Economic Technological Development Area

Beijing 100176, People’s Republic of China

+(8610) 6787-1166

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

1133 Avenue of the Americas

Suite 3100

New York, New York 10036

(212) 299-5600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Leiming Chen Shearman & Sterling LLP 12th Floor, Gloucester Tower, The Landmark 11 Pedder Street Central, Hong Kong (852) 2978-8000	Donald J. Murray Dewey Ballantine LLP 1301 Avenue of the Americas New York, NY 10019-6092 (212) 259-8000

Approximate date of commencement of proposed sale to the public:     As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-132214

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per ordinary share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value US$0.10 per ordinary share(1)	11,500,000(3)	US$2.55	US$29,325,000(2)(3)	US$3,138

(1)	American Depositary Shares issuable upon deposit of the ordinary shares registered hereby were previously registered under a separate registration statement on Form F-6 (Registration No.333-126663). Each American Depositary Share represents 10 ordinary shares.
(2)	Includes (a) all ordinary shares represented by American Depositary Shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (b) ordinary shares represented by American Depositary Shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares.
(3)	46,000,000 ordinary shares were previously registered pursuant to the Registrant’s registration statement on Form F-1 (Registration No. 333-132214).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-132214) filed by China Medical Technologies, Inc. with the Securities and Exchange Commission (the “Commission”) on March 3, 2006, as amended on March 15, 2006 and March 22, 2006, which was declared effective by the Commission on March 22, 2006, are incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on March 23, 2006.

CHINA MEDICAL TECHNOLOGIES, INC.

By:	/s/ Xiaodong Wu
Name:	Xiaodong Wu
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaodong Wu Xiaodong Wu	Chairman of the Board / Chief Executive Officer (principal executive officer)	March 23, 2006

* Iain Ferguson Bruce	Director	March 23, 2006

* Cole R. Capener	Director	March 23, 2006

* Lawrence A. Crum	Director	March 23, 2006

* Ruyu Du	Director	March 23, 2006

/s/ Xiaodong Wu Xiaodong Wu	Director	March 23, 2006

* Minshi (Mike) Shen	Director	March 23, 2006

* Ting (Tina) Zheng	Director	March 23, 2006

* Takyung (Sam) Tsang	Chief Financial Officer (principal financial and accounting officer)	March 23, 2006

*By:	/s/ Xiaodong Wu
Xiaodong Wu Attorney-in-Fact

Signature of authorized representative of the registrant

Under the Securities Act, the undersigned, the duly authorized representative in the United States, of China Medical Technologies, Inc., has signed this registration statement or amendment thereto in Newark, Delaware, on March 23, 2006.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director
Puglisi & Associates

China Medical Technologies, Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Form of opinion of Walkers regarding the validity of the ordinary shares being registered

23.1	Consent of KPMG

23.2	Consent of Walkers (included in Exhibit 5.1)